                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


                      Remington Oil and Gas Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

REMINGTON OIL AND GAS
CORPORATION

Proxy Statement and
Notice of Annual Meeting

Meeting Date May 21, 2002

LETTER TO OUR STOCKHOLDERS

To Our Stockholders:

      I cordially invite all of our Stockholders to The Crescent Club at 9:00 a.m. on May 21, 2002 for our Annual Meeting. This proxy statement and proxy card are sent to you in connection with the Annual Meeting. Also enclosed is a copy of our annual report.

      Please vote as soon as possible. We look forward to seeing you at the Annual Meeting.

                                            Sincerely,

                                            /s/ David H. Hawk

                                            David H. Hawk
                                            Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS-
MAY 21, 2002

TIME

9:00 a.m. CDT, on Tuesday, May 21, 2002

PLACE

The Crescent Club
200 Crescent Ct.
Dallas, Texas

BUSINESS

(1) Elect 9 members of the Board of Directors, and
(2) Transact all other business that may properly come before the meeting.

DOCUMENTS

The Proxy Statement, proxy card, and Remington Oil and Gas Corporation's 2001 Annual Report are included in this mailing.

RECORD DATE

Stockholders owning common stock of the company at the close of business on April 16, 2002, are entitled to vote at the Annual Meeting.

VOTING

Even if you plan to attend the meeting in person, please provide us your voting instructions by marking, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.

BY ORDER OF THE
BOARD OF DIRECTORS -- April 4, 2002

/s/ J. Burke Asher

J. Burke Asher
Secretary

TABLE OF CONTENTS

Questions and Answers.......................................      1
Proposal....................................................      3
Corporate Governance -- Our Directors and Officers..........      4
Corporate Governance -- Board Compensation and Committees...     10
Audit Committee Report......................................     11
Executive Compensation......................................     12
Stock Option Plans..........................................     13
Pension Plans...............................................     15
Change in Control Arrangements and Employment Contracts.....     17
Board Compensation Committee Report on Executive
  Compensation..............................................     19
Performance Graph...........................................     21
Security Ownership of Certain Beneficial Owners and
  Management -- Ownership of Certain Beneficial Owners......     22
Security Ownership of Certain Beneficial Owners and
  Management -- Ownership of Management.....................     22
Certain Relationships and Related Transactions..............     23

                                       (i)

QUESTIONS AND ANSWERS

Q: WHY AM I RECEIVING THIS PROXY STATEMENT AND CARD?
A: The Board of Directors of Remington Oil and Gas Corporation is soliciting your proxy for the 2002 Annual Meeting of Stockholders and any adjournments or postponements thereof. The meeting will be held at 9:00 a.m. CDT on Tuesday May 21, 2002, at The Crescent Club, Dallas, Texas. This Proxy Statement and card are initially being provided to stockholders on or about April 19, 2002.

Q: WHAT AM I VOTING ON?
A: Re-election of the Board of Directors.

Q. WHO IS ENTITLED TO VOTE?
A: Stockholders as of the close of business on April 16, 2002. Each share of common stock is entitled to one vote. As of April 16, 2002, there were 25,927,093 shares of Remington common stock outstanding.

Q: HOW DO I GIVE VOTING INSTRUCTIONS?
A: You may attend the meeting and vote and give instructions in person or by mail. Instructions are on the proxy card. The persons named on the proxy card will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

Q: MAY I CHANGE MY VOTE?
A: Yes, you may revoke your proxy by submitting a subsequent proxy or by written request received by the company's secretary before the meeting. The company's executive offices are located at 8201 Preston Road, Suite 600, Dallas, Texas 75225-6211. The telephone number is (214) 210-2650.

Q: HOW DO I VOTE IF I HOLD MY STOCK THROUGH A BROKER, BANK OR OTHER NOMINEE?
A: Only stockholders of record as of April 16, 2002, are entitled to vote. If you hold your shares through a broker, bank, or other nominee, you hold your shares in "street name." You most likely will receive a request for voting instructions from the record holder through whom you hold your shares. Follow the instructions in such a request in order for the record holder to follow your voting wishes.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: You will receive a proxy card for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted.

Q: WHAT CONSTITUTES A QUORUM?
A: A majority of the outstanding shares of the company must be represented at the meeting, whether in person or by proxy, for there to be a quorum for the meeting. For purposes of determining the existence of a quorum so that business may be conducted at the meeting, abstentions are counted as are properly executed proxies which withhold voting authority on any matter. Abstentions for purposes of tabulating the vote have the same effect as a vote against the proposal as does a proxy withholding voting authority.

Q: WHO PAYS THE EXPENSE OF SOLICITING PROXIES?
A: The company pays the cost of soliciting proxies. The officers or other employees of the company may solicit proxies to have a larger representation at the meeting.

Q: ARE THERE ANY OTHER MATTERS WHICH MAY BE BROUGHT BEFORE THE MEETING?
A: The Board of Directors knows of no matters to be brought before the meeting other than the election of Directors discussed in this Proxy Statement.

Q: HOW MANY INDEPENDENT DIRECTORS ARE THERE ON REMINGTON'S BOARD OF DIRECTORS?
A: At present our Board consists of nine members. Seven of these members are independent, and the other two members are officers of the company.

Q: HOW IS THE COMPANY'S SLATE OF NOMINEES FOR DIRECTOR DETERMINED?
A: The entire Board of Directors, consisting of seven independent members and two company officers, select the nominees after receiving the recommendations of the Nominations Committee. The company's By-Laws specify that the Nominations Committee consists of the Chairman of the Board, the President, and such other members as may be provided by resolution of the Board.

Q: WHAT BOARD COMMITTEES ARE THERE AND HOW ARE THEIR MEMBERS AND CHAIRMEN SELECTED?
A: There are currently four standing committees of the Board: Audit, Compensation, Executive and Nominations. The members of the Executive Committee and the members and chairmen of the Audit and Compensation Committees are selected by a vote of the Board. The company's By-Laws specify the composition of the Nominations Committee. (See previous question.). All members of the Audit and Compensation committees must be independent directors. A majority of the executive committee members are independent.

PROPOSAL

- PROPOSAL NO. 1     RE-ELECTION OF DIRECTORS

- After receiving the recommendations of the Nominations Committee, the entire Board of Directors, consisting of seven independent members and two company officers, unanimously nominated the following for election as directors:

- Don D. Box (age 51, director since 1991)
- John E. Goble, Jr. (age 55, director since 1997)
- William E. Greenwood (age 63, director since 1997)
- David H. Hawk (age 57, director since 1997)
- James Arthur Lyle (age 57, director since 1997)
- David E. Preng (age 55, director since 1997)
- Thomas W. Rollins (age 71, director since 1996)
- Alan C. Shapiro (age 56, director since 1994)
- James A. Watt (age 52, director since 1997)

- The nominees constitute the current Board of Directors, and each has consented to serve until the Annual Meeting in the year 2003.

- If any director is unable to stand for re-election, the Board may provide for a lesser number of directors or the Nominations Committee may designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

- The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors.

- The Board of Directors recommends a vote "For" the nominees listed in Proposal No. 1.

CORPORATE GOVERNANCE-
OUR DIRECTORS AND OFFICERS

The following information relates to the members of our Board of Directors or executive officers during 2001. Each director holds office until his successor is elected and qualified or until his resignation or removal. Executive officers hold their respective offices at the pleasure of the Board of Directors.

DON D. BOX             Age: 51

Positions with us:
- Director since March 1991
- Executive Vice President since October 1997
- Chairman of the Board January 1994-October 1997
- Chief Executive Officer August 1996-October 1997
- President August 1996-March 1997

Positions with our affiliates:
- CKB Petroleum, Inc.
  -- Vice President since September 1997
  -- Director August 1982-September 1997
  -- President August 1982-September 1997
- CKB & Associates, Inc.
  -- Vice President since May 1981
  -- Director May 1981-September 1997
- S-Sixteen Holding Company
  -- Director December 1981-September 1997
  -- President December 1981-February 1996, April 1997-September 1997
  -- Vice President February 1996-April 1997, September 1997-December 1998

Outside directorships
- Authoriszer, Inc.

Education
- Bachelor of Arts-University of Pennsylvania
- Bachelor of Science in Economics-The Wharton School of the University of Pennsylvania
- Masters of Business Administration-Southern Methodist University

JOHN E. GOBLE, JR., CPA   Age:
55

Positions with us:
- Director since April 1997
- Member-Audit Committee

Employment:
- Byrd Investments-Investment and financial advisor since 1986

Outside Directorships:
- Miracle of Pentecost Foundation

Education:
- Bachelor of Business Administration-Southern Methodist University

WILLIAM E. GREENWOOD   Age: 63

Positions with us:
- Director since April 1997
- Member-Audit Committee
- Member-Compensation Committee

CORPORATE GOVERNANCE-
OUR DIRECTORS AND OFFICERS - CONTINUED

Employment:
- Consultant since 1995
- Director and Chief Operating Officer-Burlington Northern Railroad Corporation from 1990 until 1994

Outside Directorships:
- Iowa-Pacific Corp.
- Transport Dynamics, Inc.
- President-Mendota Museum and Historical Society

Education:
- Bachelor of Science-Marquette University

DAVID H. HAWK          Age: 57

Positions with us:
- Director since September 1997
- Chairman of the Board since October 1997
- Member-Executive Committee

Employment:
- J.R. Simplot Company-Director, Energy Natural Resources since 1984
- Previously employed with Atlantic Richfield Company and Tenneco Inc. as an Exploration Geologist
- Prior executive positions with IGC Production Company, Sundance Oil Company and Horn Resources Corporation

Education:
- Bachelor of Science in Geology and Distinguished Graduate Medalist-University of Idaho
- Master of Science in Geology-University of Oklahoma

JAMES ARTHUR LYLE, CCIM   Age:
57

Current positions with us:
- Director since September 1997
- Member-Compensation Committee

Employment:
- Owner-James Arthur Lyle & Associates, Inc., a commercial, industrial and investment real estate firm, since 1976

Outside directorships:
- Director, Chief Operating Officer and President since 1984-Hueco Mountain Estates, Inc., a 10,500 acre multi-use real estate development located in El Paso County, Texas

Education:
- Bachelor of Science in Industrial Management-Georgia Institute of Technology

DAVID E. PRENG         Age: 55

Position with us:
- Director since April 1997
- Chairman-Compensation Committee

Employment:
- Chief Executive Officer and President since 1980-Preng and Associates, Inc., an international executive search firm specializing in the energy industry

CORPORATE GOVERNANCE-
OUR DIRECTORS AND OFFICERS - CONTINUED

Outside directorships:
- Director-Community National Bank
- Fellow-Institute of Directors

Education:
- Bachelor of Science in Business Administration-Marquette University
- Master of Business Administration-DePaul University

THOMAS W. ROLLINS      Age: 71

Positions with us:
- Director since July 1996
- Member-Executive Committee

Employment:
- Chief Executive Officer since 1985-Rollins Resources, a natural gas and oil consulting firm
- Previously held executive positions and/or directorships with Shell Oil Company, Pennzoil Company, Florida Gas Transmission Company, Pogo Producing Company, Magma Copper Company and Felmont Oil Corporation.

Outside directorships:
- Director-Pheasant Ridge Winery
- Director-The Teaching Company
- Director-Nature Conservancy of Texas

Education:
- Geological Engineering Degree and Distinguished Graduate Medalist-The Colorado School of Mines

ALAN C. SHAPIRO        Age: 56

Positions with us:
- Director since May 1994
- Chairman-Audit Committee

Employment:
- The Ivadelle and Theodore Johnson Professor of Banking and Finance in the Department of Finance and Business Economics, Marshall School of Business, University of Southern California, since 1992
- Previously Chairman of the Department of Finance and Business Economics, University of Southern California, 1993-1998
- Frequent consultant and expert witness to business and government

Publications:
- Multinational Financial Management, a best selling textbook used in MBA programs worldwide
- Numerous other books and articles

Education:
- Bachelor of Arts in Mathematics-Rice University
- Ph.D. in Economics-Carnegie Mellon University

CORPORATE GOVERNANCE-
OUR DIRECTORS AND OFFICERS - CONTINUED

JAMES A. WATT          Age: 52

Positions with us:
- Chief Executive Officer since February 1998
- President since March 1997
- Director since September 1997
- Member-Executive Committee

Positions with our Affiliates:
- CKB Petroleum, Inc.
  -- Director and President since January 1999
- CKB & Associates, Inc.
  -- Director and President since January 1999

Previous employment highlights:
- Vice President/Exploration-Seagull E&P, Inc., 1993-1997
- Vice President/Exploration and Exploitation-Nerco Oil & Gas, Inc., 1991-1993

Outside Directorships:
- Director -- Suzuki Institute of Dallas

Education:
- Bachelor of Science in Physics-Rensselaer Polytechnic Institute

ROBERT P. MURPHY       Age: 43

Positions with us:
- Chief Operating Officer since October 2000 and Senior Vice
  President/Exploration & Production since July 1999
- Vice President/Exploration, January 1998-June 1999

Previous employment:
- Director-Cairn Energy USA, Inc., May 1996-November 1997
- Vice President-Exploration-Cairn Energy USA, March 1993-January 1998
- Exploration Geologist-Cairn Energy USA, 1990-March 1993
- Exploration Geologist-Enserch Exploration, 1984-1990

Education:
- Bachelor of Science in Geology-The University of Texas at Austin
- Master of Science in Geosciences-The University of Texas at Dallas

STEVEN J. CRAIG        Age: 50

Positions with us:
- Senior Vice President/Planning and Administration since April 1997

Positions with our affiliates:
- CKB Petroleum, Inc.
  -- Director and Vice President since January 1999
  -- Vice President and Assistant Treasurer, March 1997-October 1997 -- Director, March 1997-August 1997
- CKB & Associates, Inc.
  -- Director and Vice President since January 1999

CORPORATE GOVERNANCE-
OUR DIRECTORS AND OFFICERS - CONTINUED

  -- Vice President and Assistant Treasurer, March 1997-October 1997 -- Director, March 1997-August 1997
- S-Sixteen Holding Company
  -- Vice President and Assistant Treasurer, March 1997-October 1997 -- Director, March 1997-August 1997

Education:
- Bachelor of Arts in Economics-Southern Methodist University
- Master of Business Administration in Finance and Quantitative
  Analysis-Southern Methodist University

J. BURKE ASHER         Age: 61

Positions with us:
- Vice President/Finance since December 1997
- Secretary since October 1996
- Chief Accounting Officer, September 1996-December 1997

Positions with our affiliates:
- CKB Petroleum
  -- Treasurer and Assistant Secretary since March 1997
  -- Director, March 1997-April 1997
- CKB & Associates
  -- Treasurer and Assistant Secretary since March 1997
  -- Director, March 1997-August 1997
- S-Sixteen Holding Company
  -- Treasurer and Assistant Secretary, March 1997-December 1998
  -- Director, March 1997-August 1997

Education:
- Bachelor of Science in Economics-The Wharton School of the University of Pennsylvania

EDWARD V. HOWARD, CPA        Age: 39

Positions with us:
- Vice President/Controller since March 1992
- Assistant Secretary since October 1997

Education:
- Bachelor of Business Administration-West Texas State University

Except for Mr. Rollins' consulting practice, no director has a significant personal interest in the exploration, development or production of oil and gas. Mr. Rollins is required to abstain on matters in which there may be a conflict of interest between us and one of his clients.

NEW EXECUTIVE OFFICER

Effective January 1, 2002, Gregory B. Cox, age 48, was appointed Vice President/Exploration. Mr. Cox joined Remington in 1997 as Exploration Manager. He received his Bachelor of Science in Geology in 1980 from the University of Texas at Arlington. Prior to joining us, he was employed as a geologist and explorationist with several oil and gas exploration and production companies including Getty Oil Company, Enserch Exploration and Cairn Energy USA. On April 16, 2002, he owned none of our Common Stock, but held 63,666 employee stock options exercisable within 60 days.

CORPORATE GOVERNANCE-
OUR DIRECTORS AND OFFICERS - CONTINUED

LITIGATION INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

We know of no reportable litigation involving the directors or executive officers.

SECTION 16(a)BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon the company's review of Forms 3, 4, and 5 received by us for 2001, all persons required by Section 16(a) of the Securities Exchange Act of 1934 ("the Act") to file such forms complied with Section 16(a) of the Act with the following exceptions: James A. Watt filed one late Form 4 reporting one transaction, and J.R. Simplot filed two late Forms 4 reporting two transactions on each.

CORPORATE GOVERNANCE-
BOARD COMPENSATION AND COMMITTEES

COMPENSATION OF DIRECTORS

- Only non-employee directors are compensated for board service

- Compensation includes:

  -- Annual retainer of $20,000

  -- $1,000 per board meeting attended (Chairman of the Board receives extra
     $250 per board meeting attended)

  -- Unless surrendered, eligible for stock grant (see discussion of grant on page 14)

  -- Committee meeting fee of $750 per meeting attended by committee members or $1,000 for the committee chairman per meeting attended, if on a different day than a full board meeting

  -- Directors are entitled to reimbursement of company related out-of-pocket expenses

  -- We provide directors and officers insurance and indemnification to the full extent allowed by law

  -- All or part of a director's board compensation may be received in company stock in accordance with the Non-Employee Director Stock Purchase Plan

- There were six board meetings in 2001

- All directors attended at least 75% of the meetings

- During 2001, we paid an entity controlled by director David E. Preng $2,000 for consulting fees.

NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN

- This plan was adopted December 4, 1997

- Each non-employee director may, once a year, elect to receive all or part of his board compensation in our common stock

- The number of shares received equals 150% of the cash amount of compensation divided by the closing market price of our common stock on the day the cash fees would be payable

- Shares received under this plan may not be transferred for one year after issuance

- Shares may be transferred earlier than one year based on a director's death, disability or departure from the board

- During the restricted transfer period the director may vote the stock and receive any dividends

- The board may terminate this plan at any time

- Shares received under plan for 2001:

  -- John E. Goble,     1,164 shares in lieu of $12,000
    Jr................  cash
  -- William E.         2,815 shares in lieu of $29,500
    Greenwood.........  cash
  -- James Arthur       2,684 shares in lieu of $28,250
    Lyle..............  cash
  -- David E. Preng...  2,684 shares in lieu of $28,250
                        cash
  -- Thomas W.          776 shares in lieu of $ 8,000
    Rollins...........   cash
  -- Alan C.            2,808 shares in lieu of $29,750
    Shapiro...........  cash.

- BOARD COMMITTEES

- Audit Committee:

- Members are Mr. Goble, Mr. Greenwood, and Dr. Shapiro.

- Met 4 times in 2001

- The Audit Committee and its functions are governed by an Audit Committee Charter adopted by our Board of Directors. The Audit Committee Charter was set forth on pages 20 through 23 of the Proxy Statement for the 2000 Annual Meeting. The Audit Committee Report is included on page 11 in this Proxy Statement for the 2002 Annual Meeting.

- Compensation Committee:

- Members are Mr. Preng, Mr. Lyle, and Mr. Greenwood.

- Met 3 times in 2001

- Evaluates performance of executive officers and approves their compensation

- Approves compensation for other employees

- Administers the company's long-term incentive compensation plans

- Oversight responsibility for company's pension and 401(k) plans

- Executive Committee:

- Members are Mr. Hawk, Mr. Watt, and Mr. Rollins.

- Did not meet in 2001

- Has authority to perform powers of the Board of Directors except those relating to amending the Certificate of Incorporation, declaring dividends, adopting a merger agreement, recommending to the stockholders a sale or dissolution of the company, removing or indemnifying directors, and amending the By-Laws

- From time to time, other committees of the Board of Directors may be established for special purposes.

AUDIT COMMITTEE REPORT

The Audit Committee, consisting solely of independent directors, submits the following report:

In accordance with its written charter adopted by the Board of Directors and included in the company's year 2000 proxy statement, the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2001 the Committee met 4 times. The Committee reviewed and discussed with management and the independent auditors the quarterly unaudited financial statements.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees;" discussed with the auditors any relationships that may affect their objectivity and independence, including the compatibility of non-audit services with the auditors' independence; and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Committee reviewed the audited financial statements of the Company for the year ended December 31, 2001, with management and the independent auditors.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Alan C. Shapiro, Chairman
John E. Goble, Jr.
William E. Greenwood
FEES

For the fiscal year ended December 31, 2001, we incurred the following charges from Arthur Andersen in connection with their services:

Audit Fees -- $131,400. This amount represents the aggregate fees to Arthur Andersen for the independent audit of our financial statements and review of our interim financial statements for fiscal year ended December 31, 2001;

Financial Information Systems Design and Implementation Fees -- No such fees to Arthur Andersen were incurred for fiscal year ended December 31, 2001; and

All Other Fees -- $122,350. This amount represents fees for work by Arthur Andersen relating to corporate taxes and employee and retiree benefits accounting.

EXECUTIVE COMPENSATION

The following table summarizes the compensation paid by the company during 2001, 2000, and 1999 to the company's Chief Executive Officer and its four most highly compensated executive officers, other than the Chief Executive Officer, whose total annual salary and bonus in 2001 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                        --------------------------------   ------------------------------------------
                                                                           RESTRICTED     SECURITIES
                                                            OTHER ANNUAL     STOCK        UNDERLYING      ALL OTHER
NAME AND                       FISCAL   SALARY     BONUS    COMPENSATION     AWARDS     OPTIONS/ SAR'S   COMPENSATION
PRINCIPAL POSITION              YEAR      ($)       ($)        ($)(1)         ($)            (#)            ($)(3)
------------------             ------   -------   -------   ------------   ----------   --------------   ------------
James A. Watt................   2001    320,004   405,000         --           (2)          35,000          1,242
  Chief Executive Officer       2000    282,501   296,000         --           --          123,000          1,242
  and President                 1999    260,004   156,000         --           --           80,000            695
Robert P. Murphy.............   2001    225,000   200,000         --           --           25,000            480
  Chief Operating Officer and   2000    187,506   140,000         --           --           66,000            390
  Senior Vice President/        1999    168,108    52,500         --           --           45,000            257
  Exploration and Production
Steven J. Craig..............   2001    125,808    46,000         --           --           12,000            364
  Senior Vice President/        2000    121,008    29,000         --           --           39,000            346
  Planning and Administration   1999    114,708    27,500         --           --           25,000            390
J. Burke Asher...............   2001    119,600    44,000         --           --           11,500          1,505
  Vice President/Finance        2000    115,008    27,600         --           --           37,000            928
  and Secretary                 1999    109,200    26,200         --           --           25,000          1,008
Edward V. Howard.............   2001    100,008    23,000         --           --            9,000            162
  Vice President/Controller     2000     93,504    22,400         --           --           29,000            148
  and Assistant Secretary       1999     88,200    14,600         --           --           27,500            143

---------------

(1) No amount is included, as it is less than 10% of the total salary and bonus of the individual for the year.

(2) At December 31, 2001, Mr. Watt held 3,000 restricted shares of common stock with a value of $51,900. The total number of restricted shares awarded effective March 17, 1997, was 15,000, which vest 20% per year from the effective date. If any dividends are paid to holders of common stock, Mr. Watt's restricted shares will be entitled to receive dividends.

(3) These amounts are for group term life insurance premiums paid by the company.

See "Change in Control Arrangements and Employment Contracts" on pages 17 and
18.

STOCK OPTION PLANS

We have stock option plans for our employees and directors because we believe these options act as both an incentive and a reward for the long-term growth of our company. The core of our stock option program is the 1997 stock option plan. Both directors and employees are eligible for options under this plan. Significant attributes of the 1997 plan include the following:

- Administered by the Compensation Committee of our board of directors.

- Subject to adjustments, up to 3,750,000 shares of our common stock may be issued under the plan.

- Up to 25% of issuable shares may be issued to any single individual.

- Both qualified incentive and non-qualified options may be issued.

- The plan terminates December 4, 2007.

The importance of whether an option is granted as a qualified incentive option or a non-qualified option is mainly tax driven. If an option is an incentive option, the exercise price can be no less than the fair market value on the date of grant. Additional details concerning the 1997 stock option plan are contained in the plan itself. For a copy of the plan, call Investor Relations at (214) 210-2650.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                       ---------------------------------------------------
                                                     PERCENT OF
                                       NUMBER OF       TOTAL
                                       SECURITIES     OPTIONS
                                       UNDERLYING    GRANTED TO      EXERCISE                 GRANT DATE
                                        OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   PRESENT VALUE
NAME                                    GRANTED     FISCAL YEAR      $/SHARE       DATE          $(1)
----                                   ----------   ------------     --------   ----------   -------------
James A. Watt........................    35,000          11%          15.32      12/11/11       404,600
Robert P. Murphy.....................    25,000           8%          15.32      12/11/11       289,000
Steven J. Craig......................    12,000           4%          15.32      12/11/11       138,720
J. Burke Asher.......................    11,500           4%          15.32      12/11/11       132,940
Edward V. Howard.....................     9,000           3%          15.32      12/11/11       104,040

---------------

(1) We determined these values using the Black-Scholes option pricing model with the following assumptions: stock price volatility of 62.68%; interest rate based on the yield to maturity of a 10-year Treasury security; exercise in the tenth year; and a dividend rate of zero. We made no adjustments for nontransferability or risk of forfeiture. Our use of this model does not constitute an endorsement or an acknowledgment that such model can accurately determine the value of options. No assurance can be given that the actual value, if any, realized by an executive upon the exercise of these options will approximate the estimated values calculated by using the Black-Scholes model.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                 NUMBER OF                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                  SHARES       VALUE     OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END($)(1)
                                ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                             EXERCISE       ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   --------   -----------   -------------   -----------   -------------
James A. Watt.................    27,749      235,867      296,585        143,666       3,704,338      1,528,391
Robert P. Murphy..............     9,004      121,779      122,996         84,000       1,586,845        841,450
Steven J. Craig...............    35,001      391,448       54,666         46,333         671,141        484,806
J. Burke Asher................    20,850      236,584       61,151         44,499         754,351        465,740
Edward V. Howard..............    39,600      400,347       26,735         37,499         311,291        392,211

---------------

(1) Computed as the number of securities multiplied by the difference between the option exercise prices and the closing price of our common stock on December 31, 2001.

CONDITIONAL STOCK GRANTS

In 1999, the directors approved awards of stock to employees and directors totaling 679,937 shares of our common stock. The number of shares awarded to each employee and director was based on the employee's annual base salary as of June 17,1999, or, in the case of non employee directors, $100,000, divided by $4.19, which was the closing stock price on June 17, 1999. In order for the grant to be effective, our stock had to close above a trigger price of $10.42 for 20 consecutive trading days. This trigger was achieved on January 24, 2001. Recipients of the grant must remain an employee or a director during the vesting schedules in order to receive the shares. Employees and directors individually elected one of two vesting periods. The first vesting schedule has 50% percent of the grant vesting on June 17, 2002, with an additional 25% vesting on June 17, 2003, and the final 25% vesting on June 17, 2004. 267,502 shares are subject to the this vesting schedule. The second vesting option has 20% of the grant vesting on January 17, 2002, with an additional 20% vesting on each successive January 17 through 2006. 395,080 shares are subject to the second vesting schedule. While 679,937 shares of restricted stock were granted in 1999, as of March 12, 2001, 662,592 shares were subject to the grant because a director voluntarily surrendered 23,880 shares, and a new employee was granted 6,535 shares. The number of shares subject to the grant may decrease to the degree that participants fail to remain with us during the vesting period. In the event of a participant's death while employed or serving as a director with us, or reaching the retirement age of 65 or receiving long term disability benefits while employed with us, the grant becomes 100% vested. In addition, the grants can become 100% vested upon a change of control.

PENSION PLANS

Our defined benefit pension plans provide retirement and other benefits to eligible employees upon reaching the "normal retirement age," which is age 65 or after 3 years of service (5 years if employment terminated prior to January 1, 2001), if later. Directors who are not also employees of the company are not eligible to participate in the plans. Employees are eligible to participate on January 1 following the completion of six months of service or the attainment of age 20 1/2, if later. Additional provisions are made for early or late retirement, disability retirement and benefits to surviving spouses. At normal retirement age, an eligible employee will receive a monthly retirement income equal to 35% of his or her average monthly compensation during the three consecutive calendar years in the prior 10 years which provide the highest average compensation, plus 0.65% of such average compensation in excess of the amount shown in the Social Security Covered Compensation Table (as published annually by the Internal Revenue Service) multiplied by his or her years of service, limited to 35 years. If an employee terminates employment (other than by death or disability) before completion of three years of service (five years if employment terminated prior to January 1, 2001), no benefits are payable. If an employee terminates employment after three years of service (five years if employment terminated prior to January 1, 2001), the employee is entitled to all accrued benefits. The following table illustrates the annual pension for plan participants that retire at "normal retirement age" in 2001:

                               PENSION PLAN TABLE

                                                         YEARS OF SERVICE(1)(3)(4)
     AVERAGE                                     ------------------------------------------
COMPENSATION(1)(2)                                 15       20       25       30       35
------------------                               ------   ------   ------   ------   ------
       ($)                                        ($)      ($)      ($)      ($)      ($)
     125,000...................................  52,311   55,164   58,018   61,871   63,725
     150,000...................................  63,498   67,164   70,830   74,496   78,162
     170,000...................................  72,448   76,764   81,080   85,396   89,712
     175,000...................................  72,448   76,764   81,080   85,396   89,712
     200,000...................................  72,448   76,764   81,080   85,396   89,712
     225,000...................................  72,448   76,764   81,080   85,396   89,712
     250,000...................................  72,448   76,764   81,080   85,396   89,712
     300,000...................................  72,448   76,764   81,080   85,396   89,712
     400,000...................................  72,448   76,764   81,080   85,396   89,712
     450,000...................................  72,448   76,764   81,080   85,396   89,712
     500,000...................................  72,448   76,764   81,080   85,396   89,712

---------------

(1) As of December 31, 2001, the Internal Revenue Code does not allow qualified plan compensation to exceed $170,000 or the benefit payable annually to exceed $140,000. The Internal Revenue Service will adjust these limitations for inflation in future years. When the limitations are raised, the compensation considered and the benefits payable under the pension plans will increase to the level of the new limitations or the amount otherwise payable under the pension plans, whichever amount is lower.

(2) Subject to the above limitations, compensation in this table is generally equal to all of a participant's cash compensation paid in a fiscal year (the total of Salary, Bonus, and Other Annual Compensation in the Summary Compensation Table). Average compensation in this table is the average of a plan participant's compensation during the highest three consecutive years out of the prior 10 years.

(3) The estimated credited service at December 31, 2001, for the executive officers shown in the Summary Compensation Table on page 12 is as follows:
    James A. Watt (5 years), Robert P. Murphy (4 years), Steven J. Craig (7 years), J. Burke Asher (5 years), and Edward V. Howard (11 years).

(4) The normal form of payment is a life annuity for a single participant or a 50% joint and survivor annuity for a married participant. Such benefits are not subject to a deduction for Social Security or other offset amounts.

CHANGE IN CONTROL ARRANGEMENTS AND
EMPLOYMENT CONTRACTS

All of our full-time regular employees are covered by a severance plan that we adopted in 1997. Under this plan, if an employee is involuntarily terminated, as that term is defined in the plan, the employee will be entitled to a payment of between two months base pay and eighteen months base pay depending on the employee's job and years of experience. If an employee voluntarily quits, is terminated for cause as defined in the plan, dies, leaves due to a disability for which benefits are payable, or the termination is expected to be of short duration, the employee is not eligible for payment under the plan. In addition, under certain circumstances, a change in control could cause immediate vesting and triggering of stock options and contingent restricted stock grants. If the vesting of the contingent restricted stock grants were accelerated by a change in control, it would result in the issuance of a maximum aggregate of 662,592 shares to directors and employees.

  Employment Agreements

We have employment agreements with James A. Watt, Robert P. Murphy, Steven J. Craig, and J. Burke Asher. The most significant terms of such agreements are summarized below:

        James A. Watt

        - Term of three years from January 31, 2000, subject to single year extensions by mutual agreement

        - Base salary of $270,000 a year subject to discretionary increases

        - Eligible to receive discretionary performance bonus (targeted at 70% of base salary, as amended)

        - If terminated prior to a change in control, without cause, he receives his salary plus a pro rata bonus

        - He receives 2.99 times the sum of his base salary plus his target bonus if he is terminated within 24 months of a change in control, other than for death, disability or cause, or he leaves for good reason within the 24 month period

        Robert P. Murphy

        - Term of three years from September 30, 1999, subject to single year extensions by mutual agreement

        - Base salary of $175,000 a year subject to discretionary increases

        - Eligible to receive discretionary performance bonus (targeted at 50% of base salary, as amended)

        - If terminated prior to a change in control, without cause, he receives his salary plus a pro rata bonus

        - He receives 2.99 times the sum of his base salary plus his target bonus if he is terminated within twelve months of a change in control, other than for death, disability or cause, or he leaves for good reason within the twelve month period

        Steven J. Craig and J. Burke Asher

        - Term of two years from September 30, 1999, subject to single year extensions by mutual agreement

CHANGE IN CONTROL ARRANGEMENTS AND
EMPLOYMENT CONTRACTS - CONTINUED

        - Base salary of $114,200 (Mr. Craig) and $109,200 (Mr. Asher) subject to discretionary increases

        - Eligible to receive discretionary performance bonus (targeted at 20% of base salary)

        - Severance payments similar to Robert Murphy's, except that Mr. Craig and Mr. Asher each receive 2 times the sum of his respective annual salary plus target bonus in connection with leaving employment within twelve months of a change in control

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

David E. Preng, William E. Greenwood, and James Arthur Lyle served on the compensation committee in 2001. No executive officer or employee serves on the compensation committee of the board. None of our executive officers serves on the board of directors of any other entity that has an executive officer serving on our board.

BOARD COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

We believe that employing and retaining highly qualified and high performing executive officers is vital to our achievement of long-term business goals. To this end, the Compensation Committee of the Board of Directors (the "Committee") developed an executive compensation program which is designed to attract and retain such officers.

The philosophy is to develop a systematic, competitive executive compensation program which recognizes an executive officer's position and responsibilities, takes into account competitive compensation levels payable within the industry by similarly sized companies, and reflects both individual and company performance.

The executive compensation program developed by the Committee is composed of the following three elements: (i) a base salary, (ii) a performance-based annual cash incentive (short-term), and (iii) a stock-based incentive (long-term). Under this program, short-term and long-term incentives are "at risk" and are based on performance of the company versus defined goals.

The Committee compiles data reflecting the compensation practices of a broad range of organizations in the oil and gas industry that are similar to us in size and performance. For both the base salary and annual cash incentives portions of executive compensation discussed below, the Committee adopted a philosophy of paying the executive officers at a level that is competitive and within the ranges reflected by the data compiled.

BASE SALARIES

Base salary is the portion of an executive officer's total compensation package which is payable for performing the specific duties and assuming the specific responsibilities defining the executive's position with the company. The Committee's objective is to provide each executive officer a base salary that is competitive at the desired level.

ANNUAL CASH INCENTIVES

The Committee developed a performance-based annual cash incentive plan covering the executive officers and top managers. The objectives in designing the plan are to reward participants for accomplishing objectives which are generally measurable and increase shareholder value. Under the annual cash incentive plan, the Committee has established a "target" cash incentive award for each executive officer (including the Chief Executive Officer) that is payable based mostly upon the company's achieving certain performance targets and, to a lesser extent, for achieving highly challenging individual performance objectives. The performance targets are increasing reserves and production; controlling finding, development, and production costs; and achieving an overall return on capital; all of which are competitive with a peer group of oil and gas companies. The Committee also determined that award levels under the plan should be fiscally prudent.

BOARD COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION - CONTINUED

LONG-TERM STOCK-BASED INCENTIVES

We maintain a stock option plan for officers and other employees. The philosophy is to award stock options to selected plan participants based on their levels within the company and upon individual merit. The plan is to grant stock options which are competitive within the industry for other individuals at the employee's level and which provide the employee a meaningful incentive to remain with the company, to increase performance, and to focus on achieving long-term increases in shareholder value. Other factors the Committee considers in granting stock options include the employee's contributions toward achieving the company's long-term objectives, such as reserve replacements and acquisitions, as well as the employee's contributions in achieving the company's short-term and long-term profitability targets.

         COMPENSATION COMMITTEE

         David E. Preng
         William E. Greenwood
         James Arthur Lyle

PERFORMANCE GRAPH

The following performance graph compares the performance of all classes of our common stock to the Nasdaq indices of United States companies and to a peer group comprising Nasdaq companies listed under the Standard Industrial Classification Codes 1310-1319 for the company's last five fiscal years. Such industrial codes include companies engaged in the oil and gas business. The graph assumes that the value of an investment in our common stock and in each index was $100 at December 31, 1996, and that all dividends were reinvested.

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------------------
                       12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/31/2000   12/31/2001
--------------------------------------------------------------------------------------------------
 ROILA(1)                100.00        56.76        39.63        48.18       161.62       215.08
 ROILB(1)                100.00        56.85        34.93        42.47       142.47       189.59
 NASDAQ U.S.             100.00       122.50       172.70       320.80       193.00       153.10
 NASDAQ O&G              100.00        95.30        46.30        47.80        99.40        74.50

---------------

(1) The last day of trading for ROILA and ROILB was December 24, 1998. Effective at the opening of trading on December 28, 1998, both former classes of stock were replaced by a new single class of voting common stock (ROIL). The values shown above as of December 31, 1998, 1999, 2000, and 2001 for ROILA give effect to the 1.15:1 exchange ratio that the former holders of ROILA received in the exchange for the new class of common stock, and the 1:1 exchange ratio that the former holders of ROILB received in the exchange for the new class of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Ownership of Certain Beneficial Owners

As of April 16, 2002, the following persons held shares of the company's common stock in amounts totaling more than 5% of the total shares of common stock outstanding. This information was furnished to us by such persons or statements filed with the Commission.

                                                            SHARES OF
                                                           COMMON STOCK
                                                           BENEFICIALLY    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNED       COMMON STOCK
------------------------------------                       ------------   ------------
J.R. Simplot.............................................  5,631,028(1)       21.7%
999 Main Street
Boise, Idaho 83702(1)

---------------

(1) Mr. J.R. Simplot is the trustee and beneficiary of the J.R. Simplot Self Declaration of Revocable Trust, an inter vivos revocable trust. The Trust is the manager of JRS Investments, L.L.C. which is the sole holder of the 1% general partnership interest of JRS Properties III, LP ("JRS III"). In addition, the trust holds the 99% limited partnership interest in JRS III. Included in shares of common stock beneficially owned by Mr. Simplot are all of the following, of which Mr. Simplot may be deemed a beneficial owner:
    2,785,028 shares owned by JRS III; 2,845,000 shares owned by the Trust; and 1,000 shares owned jointly by Mr. Simplot and his spouse.

  Ownership of Management

The number of shares of the company's common stock beneficially owned as of April 16, 2002, by directors of the company, each officer listed in the Summary Compensation Table on page 12, and as a group comprising all directors and executive officers, are set forth in the following table. This information was furnished to the company by such persons.

                                                                 OPTIONS
                                                SHARES OF      EXERCISABLE
                                               COMMON STOCK   WITHIN 60 DAYS               PERCENT OF
                                               BENEFICIALLY    OF APRIL 16,                  COMMON
NAME                                              OWNED            2002          TOTAL       STOCK
----                                           ------------   --------------   ---------   ----------
J. Burke Asher...............................     11,447           74,484         85,931      *
Don D. Box...................................     73,244          153,334        226,578      *
Steven J. Craig..............................     23,867           67,666         91,533      *
John E. Goble, Jr. ..........................     18,072          101,667        119,739      *
William E. Greenwood.........................     15,785          101,667        117,452      *
David H. Hawk................................      2,430               --          2,430      *
Edward V. Howard.............................     26,583           36,402         62,985      *
James Arthur Lyle............................     30,214          101,667        131,881      *
Robert P. Murphy.............................     18,729          141,008        159,737      *
David E. Preng...............................     50,170          111,667        161,837      *
Thomas W. Rollins............................     15,629           76,667         92,296      *
Alan C. Shapiro..............................     40,787          101,667        142,454      *
James A. Watt................................     76,179          308,488        384,667      1.5%
All directors and executive officers as a
  group (14 persons).........................    403,136        1,440,050      1,843,186      6.7%

---------------

* Less than one percent of the outstanding shares.

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS

A resolution adopted in 1992 by our board of directors authorizes us to enter into a transaction with an affiliate of ours so long as the board of directors determines that such a transaction is fair and reasonable to us and is on terms no less favorable to us than can be obtained from an unaffiliated party in an arms' length transaction.

A long-term receivable in the aggregate amount of $354,000 acquired in a merger reflects CKB Petroleum's claims under Collateral Assignment Split Dollar Insurance Agreements among CKB Petroleum and Don D. Box and two of his brothers.

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                       REMINGTON OIL AND GAS CORPORATION

                                  May 21, 2002



              o PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED o


------------------------------------------------------------------------------------------------------------------------------------
    PLEASE MARK YOUR
    VOTES AS INDICATED
[X] IN THIS EXAMPLE.


                  FOR        WITHHELD
1. Election of                                NOMINEES: Don D. Box, John E.     2. In their discretion, the
   Directors.     [ ]          [ ]                      Goble, Jr., William E.     proxies are authorized
                                                        Greenwood, David H.        to vote upon such other
For, except vote withheld from the following            Hawk, James Arthur         business as may properly
Nominee(s).                                             Lyle, David E. Preng,      come before the meeting.
                                                        Thomas W. Rollins,
--------------------------------------------            Alan C. Shapiro and
                                                        James A. Watt
--------------------------------------------

--------------------------------------------


Signature(s)                                                                                     Date:                       2002
            ------------------------------------------------- ----------------------------------        -------------------,
NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

                       REMINGTON OIL AND GAS CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Steven J. Craig and J. Burke Asher, or either of them, proxies with the full power of substitution, to vote as set forth herein all shares of common stock of Remington Oil and Gas Corporation (the "Company") held of record by the undersigned as of April 16, 2002, at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held on May 21, 2002 at 9:00 a.m. central daylight time, and any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         You are encouraged to specify your choices by marking the appropriate box. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                       (TO BE SIGNED ON THE REVERSE SIDE)